BY-LAWS
                    OF
UNITED INVESTORS HOLDING COMPANY, INC.
ARTICLE I-OFFICES
      1. The principal office shall be in the County of Larimer, State of Colorado, and the name of the resident agent in charge thereof is Garwood
G. C. Trenor, 221 East 29th Street, Suite 204, Loveland, Larimer County,
Colorado.
      2. The corporation may also have offices at such other places as the Board of Directors may from time to time select, or as the business of the corporation may require.
ARTICLE II-STOCKHOLDERS' MEETINGS
      1. THE PLACE OF ALL MEETINGS of the stockholders shall be the principal office of the corporation in the County of Larimer, State of Colorado, or such other place as shall be determined, from time to time, by the
 Board of Directors, and the place at which such meeting shall be held be stated in the notice and call of the meeting. A notice of any change shall be given to each stockholder ten (10) days before the election is to be held.
      2. THE ANNUAL MEETING of the stockholders of the corporation, with the exception of the year 1983, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held each year, beginning with the year 1984, on the second Thursday in July, if not a legal holiday, and if a legal holiday, then on the day following, at two o'clock in the afternoon. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-Laws.
      THE VOTING AT ALL MEETINGS of stockholders may be viva voce, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by a proxy, it shall also state the name of such proxy.
     At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors,



      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and the number of voting shares held by each, shall be prepared by the Secretary, who shall have charge of the stock ledger, and filed in the office where the election is to be held, at least ten (10) days before every election, and shall, during the usual hours of business, and during the whole time of said election, to be open to the examination of any stockholder.
      3.   THE ORDER OF BUSINESS at the annual meeting of stockholders shall be as follows:
(a)	Calling meeting to order
(b)	Proof of notice of meeting
(c)	Reading of minutes of last previous annual meeting
(d)	Reports of officers
(e)	Reports of committees
(f)	Election of directors
(g)	Miscellaneous business
     Jk.   SPECIAL MEETINGS of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by a majority of the Board .of Directors and shall be called at any time by the Chairman of the Board of Directors, the President, or the Executive Vice President, or the Secretary or the Treasurer, upon the request of stockholders owning twenty percent (20%) of the outstanding stock of the corporation entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.
      5. NOTICE of the time and place of the annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten
 (10)days, and not more than fifty (50) days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten (10) days, and not more than fifty (50) days, prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholder's last-known post office address, or to the address appearing on the corporate books of the corporation. The Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting.
      6. A QUORUM at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting, except as otherwise specifically provided by law or in the Articles of Incorporation.
      If a quorum be not present at a properly called stockholders1 meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting, sent to all stockholders entitled to vote thereat, contain the time and place of holding such adjourned meeting and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this section it is proposed to hold the adjourned meeting with a quorum of those present, then, at such adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of stockholders entitled to -vote thereat, represented in person or by proxy, shall constitute a quorum,and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.
      7. TWO INSPECTORS OF ELECTION shall be appointed by the Board of Directors before or at each meeting of the stockholders of the corporation, at which an election of directors shall take place; if no such appointment shall have been made or if the inspectors appointed by the Board of Directors shall refuse to act or fail to attend, then the appointment shall be made by the presiding officer at the meeting.
The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualification of voters, the validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any question, the presiding officer shall decide.
      8. Any action that may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action shall be signed by all of the shareholders entitled to vote on the action and filed with the Secretary of the corporation.  Such consent shall have the same effect as an unanimous vote at a shareholders meeting.
ARTICLE III-BOARD OF DIRECTORS
      1. THE MANAGEMENT of all the affairs, property, and business of the corporation shall be vested in a Board of Directors, consisting of not less than three (3) persons nor more than seven (7) persons, who shall be elected at the annual meeting of the stockholders by a plurality vote, for a term of one year, and shall hold office until their successors are elected and qualified. Directors must be stockholders. In addition to the powers and authorities by these By-laws and the Articles of
Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by Statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
      2. THE NUMBER OF DIRECTORS may at any time be increased or decreased by vote of a majority of the stockholders entitled to vote, at any regular or special meeting, if the notice of such meeting contains a statement of the proposedincrease or decrease, and in case of any such increase, the stockholders at any general or special meeting shall have power to elect such additional directors to hold office until the next annual meeting of the stockholders, and until their successors are elected and qualified.
     3. ALL VACANCIES in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by the remaining director or a majority of the remaining directors attending a stated or special meeting called for that purpose, even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualified.
     4. THE FIRST MEETING of each newly elected Board shall be held at such time and place, either within or without the State of Colorado and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.



      5.   REGULAR MEETINGS of the Board of Directors may be held
without notice at the principal office of the corporation or at such other place or places, within or without the State of Colorado, as the Board of
Directors may from time to time designate.
     6.   SPECIAL MEETINGS of the Board of Directors may be called
at any time by the Chairman of the Board of Directors or the President,
 or, in their absence, by the Executive Vice President, to be held at the principal office of the corporation, or at such other place or places, within or without the State of Colorado, as the directors may from time to time designate.
     Notice of all special meetings of the Board of Directors shall be given to each director by three (3) days service of the same by telegram, by letter, or personally.
      7.   A QUORUM at all meetings of the Board of Directors shall consist of a majority of the whole Board; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided a quorum be present at such deferred meeting.
     8.   STANDING OR TEMPORARY COMMITTEES may be
appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board. An Executive
 Committee may be appointed by resolution passed by a majority of the whole Board; it shall have all the powers provided by Statute, except as specially limited by the Board.  All committees so appointed shall keep regular minutes of the transactions of their meetings, and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the Board of
Directors at its next meeting.
     9.   NO STATED SALARY shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Members of special or standing committees may be
allowed like compensation for attending community meetings.
ARTICLE IV-OFFICERS ^
     1.   THE OFFICERS OF THE CORPORATION shall be a
 Chairman of the Board of Directors, a President, an Executive
Vice President, one or more Vice Presidents, a Secretary, and a
 Treasurer, who shall be appointed by the directors at their firs
t meeting after the annual meeting of stockholders, and
who shall hold office and serve at the pleasure of the Board until their successors are appointed and qualified. The Board of Directors may also choose additional Assistant Secretaries and Assistant Treasurers.
   4-"*~ The President,
Executive Vice President, and Secretary must be members of the
 Board of Directors.
     2.   THE CHAIRMAN OF THE BOARD OF DIRECTORS shall
preside at all meetings of stockholders and directors.  Except where by law the signature of the President is required, the Chairman shall possess the same power
as the President to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors.
During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.
      3.   THE PRESIDENT, in the absence of the Chairman of the
 Board, shall
preside at all meetings of stockholders and directors, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to his office or are properly required of him by the
Board of Directors.
      4.   THE EXECUTIVE VICE PRESIDENT, during the absence or
 disability of  the President and the Chairman of the Board of Directors,
shall exercise the functions of the President and shall perform such other duties as these By-laws or the Board of Directors shall prescribe.
      5.   THE VICE PRESIDENTS, in the order designated by the
 Board of Directors, shall have such powers and discharge such duties as may be assigned to them from time to time by the Board of Directors.
      6.  THE SECRETARY shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of
Directors.
      7.   THE ASSISTANT SECRETARIES, in the order of their
seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.
   *  8.   THE TREASURER shall have the custody of all moneys and
securities of the corporation and shall keep regular books of account.
  He shall disbursethe funds of the corporation in payment o? the just demands against the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directorsfrom time to time as may be required of him, an account of all his transactionsas Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.
      9. THE ASSISTANT TREASURERS, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other dutiesas the Board of Directors shall prescribe.
     10. IN THE CASE OF ABSENCE OR INABILITY TO ACT of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.
     11. VACANCIES in any office arising from any cause may be filled by the directors at any regular or special meeting.



       12.  THE BOARD OF DIRECTORS MAY APPOINT such
 other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
       13. THE SALARIES of all officers of the corporation shall be fixed by the Board of Directors.
       14. THE OFFICERS OF THE CORPORATION shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole
Board of Directors.
ARTICLE V-RESIGNATIONS
     1. ANY DIRECTOR OR OFFICER of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, to the Chairman of the Board, to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.
ARTICLE VI-STOCK
      1. AMOUNT. The total number of shares of Common Stock which this corporation is authorized to issue is 10,000,000 with a par value of One
Cent ($.01) per share, one vote per share, all of one class.
      2. CONSIDERATION OF SHARES. The shares of this corporation shall be issued for such consideration as the Board of Directors from time to time shall fix, subject to the following limitations:
                 A. The amount of consideration shall be not less than the par value of the stock issued, but that limitation shall not apply to the issuance of treasury stock; nor shall it apply to shares issued in consideration for the cancellation of an indebtedness of the corporation, the amount of which is at least equal to the par value of the shares so issued, unless the consideration received by this corporation upon the creation of such indebtedness was less than
eighty-five percent (85%) of the amount of such indebtedness.
                 B. In no event shall the consideration be unfair to then existing shareholders.
      3. PAYMENT FOR SHARES. No certificate shall be issued until the consideration for such sale or sales has been fully paid for in cash, in other property, tangible or intangible, actually received by the corporation or in services actually rendered to the corporation.
      4. CERTIFICATES OF STOCK shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President and the Secretary, certifying to the number of shares owned by him. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting in behalf of the corporation, and a registrar, the signatures of either of the above-named officers may be facsimile.



     In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.
     5. TRANSFERS OF STOCK shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the stock, and before a new certificate is issued, the old certificates shall be surrendered for cancellation.
     The corporation and its shareholders are expressly authorized to enter into agreements restricting the pledge, sale, transfer or assignment of any shares of any class of stock or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, or for a consideration other than money, or by way of dividend.
     6. REGISTERED STOCKHOLDERS only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.
     7. PRE-EMPTIVE RIGHTS. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new, or additional, issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, or for consideration other than money, or by way of dividend. There are no preemptive rights in unalloted shares.
     8. IN CASE OF LOSS OR DESTRUCTION of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.
     9. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Colorado, the Articles of Incorporation, and these By-laws.
     10. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment " of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as foresaid.
ARTICLE VII-DIVIDENDS AND FINANCE
      1. DIVIDENDS may be declared by the Board of Directors and paid out of the annual net profits of the corporation or out of its net shares in excess of its capital, subject to the conditions and limitations imposed by the Articles of Incorporation.
      2. BEFORE MAKING ANY DISTRIBUTION OF PROFITS there may be set aside out of the net profits of the corporation, such sum or sums as the directors from time to time, in their absolute discretion, may*deem expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.
      3. THE MONEYS of the corporation shall be deposited in the name of the corporation in such insured bank or banks or trust company or trust companies or savings and loan associations as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors, or by facsimile signatures of such persons if so resolved.
      4. THE FISCAL YEAR of the corporation shall begin on the first day of May in each year, unless otherwise provided by the Board of Directors.
ARTICLE VIII-BOOKS AND RECORDS
      1. THE BOOKS, ACCOUNTS, AND RECORDS of the corporation, except as may be otherwise required by the laws of the State of Colorado, may be kept outside of the State of Colorado, at such place or places as the Board of Directors may from time to time select. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or directors.
ARTICLE IX-NOTICES
      1. WHENEVER THE PROVISIONS of the Statutes or these By-laws require notice to be given to any director, officer, or stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post-office or letter box, in a postpaid, sealed wrapper, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.
      2.   A WAIVER of any notice in writing, signed by a stockholder
, director, or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer, or stockholder.
ARTICLE X-SEAL
     1. THE CORPORATE SEAL of the corporation shall consist of two con-centric circles, between which shall be the name of the corporation, and in tfce-center shall be inscribed the word, Colorado.
ARTICLE XI-INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS
     SECTION ONE. A. No contract or other transaction between this cor-poration or any other corporation and no act of this -corporation shall in any way be affected or invalidated by the fact that any of the Directors of this corporation are pecuniarily or otherwise interested in, or are the Directors or Officers of, such other corporation; and any Director individually, or any firm of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any Director of this corporation who is also a Director or Officer of such other corporation, or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation, which shall authorize any such contract or transaction with like force and effect as if he were not such Director or Officer of such other corporation or not so interested.
     B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or Officer of the corporation, or is or was serving at the request of the corporation as a Director or Officer of another corporation, in which it owns shares of capital stock of which it is a creditor, as follows:
           (a) if the action, suit, or proceeding is not by or in the right of the corporation;
1. against expenses, including attorneys1 fees, actually and reasonably incurred by him in connection therewith, if and to the extent that he has been successful on the merits or otherwise in defense of such action, suit, or proceeding, or if any claim, issue or matter therein, and; 2.against expenses, including attorney's fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests UL the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, ordered settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.
            (b) if the action, suit, or proceeding is by or in the right of the corporation;
1. against expenses, including attorneys1 fees, actually and reasonably incurred by him in connection therewith, if and to the extent that he had been successful on the merits or otherwise in defense of such action, suit, or proceeding, or of any claim, issue or matter therein, and,
2. against expenses, including attorneys1 fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement thereof, if he acted in good faith and in a manner he reasonably believed to^be in, or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action, suit, or proceeding was brought shall determine upon petition that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.
       SECTION TWO.  Any indemnification under Section One, paragraph
 (a) 2 or (b) 2, unless ordered by a court or made pursuant to a determination by a court as hereinafter provided, shall be made by the corporation, only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section One, paragraph
(a) 2 or (b) 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In the absence of a determination that indemnification is proper as aforesaid, the Director or Officer may apply to a court of equity of the county in which the principal office of the corporation is located or the court in which the action, suit, or proceeding was brought, which shall determine whether the Director or Officer has met the applicable standard of conduct as set forth in such Section One, paragraph (a) 2 or (b) 2. If the court shall determine that he has, indemnification shall be made under such Section One, paragraph (a) 2 or (b) 2.
      SECTION THREE. Expenses incurred in defending an action, suit or proceeding referred to in Section One may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, by the shareholders, or by a court in the manner provided in Section Two, upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.
     SECTION FOUR: Officers, directors, employees, or agents of the corporation shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     SECTION FIVE. The corporation shall have the power to purchase insurance on behalf of any person who is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this Article.
ARTICLE XII-AMENDMENT OF BY-LAWS
     1. ALTERATIONS, AMENDMENTS, OR REPEALS of the By-laws may be made by a majority of the stockholders entitled to vote at any meeting, if the notice of such meeting contains a statement of the proposed alteration, amendment, or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at any regular or special meeting, provided notice of such alteration, amendment, or repeal has been given to each director in writing at least three (3) days prior to said meeting.
     We the undersigned, being all the the Promoters, Organizers, Incorporators, Directors, and Shareholders of
 UNITED INVESTORS HOLDING COMPANY, INC.,
do hereby certify that at a meeting held in the corporate office on April 15, 1983, at which meeting all of the above interested parties were present and took part in the meeting, the foregoing By-laws were unanimously adopted as the By-laws of said
UNITED INVESTORS HOLDING COMPANY, INC.
Dated this 15th day of April, 1983.